UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2015

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53680	20-8380461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1601 Green Road

Pompano Beach, Florida 33064

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (888) 404-7770

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On December 17, 2015, DS Healthcare Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) providing for the issuance and sale by the Company of 2,000,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $2.50 per share (the “Common Shares”) and warrants to purchase 1,500,000 shares of the Company’s common stock at an exercise price equal to $2.85 (the “Warrants”) for aggregate gross proceeds of $5,000,000.  Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable.

The closing of the sale of these securities is expected to take place on or about December 23, 2015 (the “Closing”), subject to customary closing conditions.

The Company estimates that the net proceeds from the transactions will be approximately $4,500,000 after deducting certain fees due to the placement agent and the Company’s estimated transaction expenses. The net proceeds received by the Company from the transactions will be used for working capital and general corporate purposes.

The Common Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2014 and amended on July 3, 2014 and again on July 25, 2014 and subsequently declared effective on August 4, 2014 (File No. 333- 195344) (the “Registration Statement”). We expect to file a prospectus supplement with the SEC in connection with the sale of the Common Shares.

The Warrants will be issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Investors may exercise the Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

In connection with the transactions, on December 16, 2015, the Company entered into an Engagement Letter (the “Engagement Letter”) with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the issuance and sale of the Common Shares and Warrants. The Engagement Letter was subsequently amended on December 18, 2015.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being issued and sold in the transactions.  The Placement Agent will be paid a cash fee equal to 8% of the gross proceeds received by the Company from the sale of the securities in the transactions.  Barrington Research Associates acted as a financial advisor in this offering and, pursuant the terms of the Engagement Letter, Barrington shall receive 30% of the cash fee that would otherwise be payable to the Placement Agent in connection with this offering.  In addition to the placement agent fee to be paid by us, we have agreed to pay the Placement Agent a non-accountable expense allowance of $50,000.

The forms of the Purchase Agreement, the Warrant, the Engagement Letter and the Amendment to the Engagement Letter are filed hereto as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 3.02            Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Company issued the Warrants in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b).

Item 8.01             Other Events.

On December 18, 2015, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Warrant
Exhibit 5.1	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. (1)
Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 10.2	Engagement Letter with Placement Agent dated December 16, 2015
Exhibit 10.3	Amendment to Engagement Letter with Placement Agent dated December 18, 2015
Exhibit 99.1	Press Release dated December 18, 2015

(1)

To be filed by amendment on or prior to the Closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: December 21, 2015	By:	/s/ Renee Barch-Niles
Renee Barch-Niles
Chief Executive Officer